THIRD AMENDMENT OF CREDIT AGREEMENT

THIS THIRD AMENDMENT OF CREDIT AGREEMENT (this "Amendment"), dated as of March 22, 2004, is by and between GEORESOURCES, INC., a Colorado corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association ("Wells Fargo"), successor in interest to WELLS FARGO BANK MONTANA, NATIONAL ASSOCIATION ("WF Montana").

RECITALS

A.  Borrower and WF Montana are named parties to an Amended and Restated Secured Term Loan and Revolving Credit Agreement dated as of December 5, 1997, as amended by a First Amendment of Credit Agreement dated as of January 5, 2001 and by a Modification Agreement dated October 31, 2003 (as so amended, the "Credit Agreement"), setting forth the terms upon which WF Montana would make various loans to Borrower and by which such loans would be governed and repaid. Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement.

B.  Wells Fargo is the successor in interest to WF Montana.

C.  Borrower and Wells Fargo desire to enter into this Amendment in order to amend certain terms and provisions of the Credit Agreement.

AMENDMENT

NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.  Credit Agreement. The Credit Agreement shall be, and hereby is, amended as follows as of the date hereof:

(a)  All references in the Credit Agreement to "Wells Fargo Bank Montana, National Association" shall be changed to be references to "Wells Fargo Bank, National Association". All references in the Credit Agreement to "Well Fargo" shall be deemed to refer to Wells Fargo Bank, National Association.

(b)  The 1997 Loan has been repaid in full. The definitions of, and any and all references in the Credit Agreement to, the 1997 Loan, the 1997 Note, the Maximum 1997 Loan Amount or the Minimum 1997 Loan Payment Amount shall be deleted.

(c)  The following new definition shall be inserted in proper alphabetical order in Section 1.01 on page 2 of the Credit Agreement:

"Debt Service Coverage Ratio" shall mean, at any time, the ratio of: (a) (l) Borrower's net after-tax income for the most recently completed Fiscal Year of Borrower, excluding: (A) any and all gains and losses (net of costs of sale) from the sale of capital assets, (B) other extraordinary items, and (C) gains and losses resulting from any mark-to-market of unliquidated commodity hedge contracts, plus (2) the following, to the extent, and only to the extent, that they have been deducted in computing net income for the most recently completed Fiscal Year of Borrower: depreciation, depletion, amortization and interest expenses, minus (3) any and all Distributions made by Borrower during the most recently completed Fiscal Year of Borrower; divided by (b) (l) the current portion of Borrower's long-term debt for the recently completed Fiscal Year (2) Borrower's interest expenses for the most recently completed Fiscal Year of Borrower, all determined in accordance with generally accepted accounting principles.

(d)  The following shall be substituted for the definition of "Loan Documents" in Section 1.01 on page 2 of the Credit Agreement:

"Loan Documents" shall mean this Agreement, the 200l Note, the 2004 Note, the Security Documents and any other documents executed by Borrower pursuant hereto.

(e)  The following shall be substituted for the definition of "Maximum 200l Loan Amount" in Section 1.01 on page 2 of the Credit Agreement:

"Maximum 200l Loan Amount" means, at any time, the lesser of: (a) the Borrowing Base; or (b) the outstanding principal balance of the 200l Loan.

(f)  The following new definition shall be inserted in proper alphabetical order in Section 1.01 on page 2 of the Credit Agreement:

"Maximum 2004 Loan Amount" means, at any time, the lesser of: (a) the Borrowing Base minus the then-outstanding principal balance of the 2001 Loan; or (b) $3,000,000.

(g)  The following new definition shall be inserted in proper alphabetical order in Section 1.01 on page 3 of the Credit Agreement:

"Minimum 2004 Loan Payment Amount" means the following:

(a)  with respect to any Payment Date occurring on or before March 22, 2007, the amount of interest accrued on the 2004 Loan through such Payment Date;

(b)  with respect to any Payment Date occurring after March 22, 2007 but prior to March 22, 2011, the sum of: (1) the amount of interest accrued on the 2004 Loan through such Payment Date, plus (2) the product of: (A) 0.02083333 (1/48), times (B) the outstanding principal balance of the 2004 Loan as of the close of business on March 22, 2007; and

(c)  with respect to the maturity date of the 2004 Loan on March 22, 201l, the outstanding principal balance of the 2004 Loan plus interest accrued through such date.

(h)  The following shall be substituted for the definition of "Notes" in Section l.01 on page 3 of the Credit Agreement:

"Notes" means the 2001 Note and the 2004 Note.

(i)  The following new definitions shall be inserted in proper alphabetical order in Section 1.01 on page 5 of the Credit Agreement:

"2004 Loan" means the revolving line of credit made available to Borrower by Wells Fargo in accordance with the terms of this Agreement, as such revolving line of credit is to be converted to an amortizing term loan as of March 22, 2007 in accordance with the terms of this Agreement.

"2004 Note" means the Promissory Note dated March 22, 2004, made by Borrower, payable to the order of Wells Fargo, in the form of Exhibit G attached hereto and made a part hereof, which 2004 Note shall evidence the 2004 Loan.

(j)  The existing Section 2.01(a) of the Credit Agreement shall be deleted. The existing Section 2.0l(b) of the Credit Agreement shall be re-designated as Section 2.0l(a). The following new Section 2.0l(b) of the Credit Agreement shall be inserted immediately after the re-designated Section 2.01(a):

(b) Subject to the terms and conditions hereof, Wells Fargo agrees to make Advances on the 2004 Loan to Borrower from time to time at the request of Borrower upon at least one Business Day's notice to Wells Fargo from Borrower; provided that Wells Fargo shall not have any obligation to: (1) make any Advance after March 22, 2007; (2) make any Advance in an amount less than $10,000; (3) make any Advance if, after the making of such Advance, the aggregate outstanding principal balance of the 2004 Loan would exceed the Maximum 2004 Loan Amount. Within the limitation of the Maximum 2004 Loan Amount, and subject to the other terms and provisions hereof, Borrower may borrow, repay and reborrow hereunder.

(k)  The following shall be substituted for Section 2.02 on page 6 of the Credit Agreement:

Section 2.02. The Notes; Interest. (a) Borrower's obligation to repay the 2001 Loan, with interest thereon, shall be evidenced by the 2001 Note. The 2001 Note shall bear interest on the outstanding principal balance thereof at the rates per annum provided in the 2001 Note. Borrower shall pay all accrued and unpaid interest due on the 2001 Note on each Payment Date, including without limitation on January 5, 2008, the maturity date of the 2001 Loan.

(b) Borrower's obligation to repay the 2004 Loan, with interest thereon, shall be evidenced by the 2004 Note. The 2004 Note shall bear interest on the outstanding principal balance thereof at the rates per annum provided in the 2004 Note. Borrower shall pay all accrued and unpaid interest due on the 2004 Note on each Payment Date, including without limitation on March 22, 2011, the maturity date of the 2004 Loan.

(l)  The following shall be substituted for Section 2.03 on pages 6 and 7 of the Credit Agreement:

Section 2.03. Mandatory Payments.

(a) On each Payment Date, Borrower shall make the following payments to Wells Fargo: (1) a payment on the 2001 Loan in the amount of the Minimum 2001 Loan Payment Amount, and (2) a payment on the 2004 Loan in the amount of the Minimum 2004 Loan Payment Amount, which payments shall be in addition to any amounts payable with respect to the 2001 Loan or the 2004 Loan as otherwise set forth in this Agreement, including without limitation as described in Section 2.03(b) below.

(b) If the aggregate outstanding principal balance of the 2001 Loan shall at any time exceed the Maximum 2001 Loan Amount and/or if the aggregate outstanding principal balance of the 2004 Loan shall at any time exceed the Maximum 2004 Loan Amount, Borrower shall, not later than 20 days after written notice thereof from Wells Fargo: (1) pay the excess to Wells Fargo in a lump sum; or (2) execute and deliver to Wells Fargo additional mortgages, supplements to mortgages or other instruments satisfactory in form and substance to Wells Fargo, by which Borrower mortgages, pledges or hypothecates to Wells Fargo, or creates a security interest in for the benefit of Wells Fargo, sufficient additional collateral to induce Wells Fargo to make a re- determination of the Borrowing Base such that the Maximum 2001 Loan Amount is an amount no less than the aggregate outstanding principal balance of the 2001 Loan and the Maximum 2004 Loan Amount is an amount no less than the aggregate outstanding principal balance of the 2004 Loan.

(c) The entire outstanding principal balance of the 2001 Loan shall be due and payable, if not sooner paid, on January 5, 2008. The entire outstanding principal balance of the 2004 Loan shall be due and payable, if not sooner paid, on March 22, 2011.

(m)  The following shall be substituted for Section 5.01(k) on page 15 of the Credit Agreement:

(k) Debt Service Coverage Ratio. Borrower will at all times maintain a Debt Service Coverage Ratio of not less than 1.25:1.00.

(n)  Exhibit G attached hereto shall be added as Exhibit G attached to the Credit Agreement.

2.  The 2001 Note. The 2001 Note shall be amended, such amendment to be effected by an Allonge (the "Allonge") to be attached to the 2001 Note and to be substantially in the form of Exhibit A attached hereto and made a part hereof.

3.  Loan Documents. All references in any document to the Credit Agreement shall refer to the Credit Agreement, as amended pursuant to this Amendment. All references in any document to the 2001 Note shall refer to the 2001 Note, as amended pursuant to the Allonge.

4.  Conditions Precedent. The obligations of the parties under this Amendment and under the foregoing amendments to the Credit Agreement and the 2001 Note are subject, at the option of Wells Fargo, to the prior satisfaction of the condition that Borrower shall have delivered to Wells Fargo the following (all documents to be properly executed and satisfactory in form and substance to Wells Fargo):

(a)  This Amendment.

(b)  The Allonge.

(c)  The 2004 Note (as defined in the Credit Agreement, as amended hereby).

(d)  A facility fee in the amount of $15,000.

5.  Representations and Warranties. Borrower hereby certifies to Wells Fargo that as of the date of this Amendment: (a) all of Borrower's representations and warranties contained in the Credit Agreement are true, accurate and complete in all material respects, and (b) no Default or Event of Default has occurred and is continuing under the Credit Agreement.

6.  Continuation of the Credit Agreement. Except as specified in this Amendment and the Allonge, the provisions of the Credit Agreement and the 2001 Note shall remain in full force and effect, and if there is a conflict between the terms of this Amendment or the Allonge and those of the Credit Agreement or the 2001 Note, the terms of this Amendment shall control.

7.  Expenses. Borrower shall pay all out-of-pocket expenses incurred by Wells Fargo in connection with the transactions contemplated by this Amendment, including without limitation all fees and expenses of Wells Fargo's attorney.

8.  Miscellaneous. This Amendment shall be governed by and construed under the laws of the State of Montana and shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

EXECUTED as of the date first above written.

GEORESOURCES, INC.

By:  /s/ J. P. Vickers

J. P. Vickers,

President

WELLS FARGO BANK, NATIONAL

ASSOCIATION, successor in interest

to WELLS FARGO BANK MONTANA,

NATIONAL ASSOCIATION

By:  /s/ Tyler L. Nose

Tyler L. Nose,

Commercial Loan Officer

EXHIBIT A

ALLONGE

THIS ALLONGE, dated as of March 22, 2004, is by and between GEORESOURCES, INC., a Colorado corporation (herein called "Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association ("Wells Fargo"), successor in interest to WELLS FARGO BANK MONTANA, NATIONAL ASSOCIATION ("WF Montana").

Reference is made to the Amended and Restated Secured Term Loan and Revolving Credit Agreement dated as of December 5, 1997, as amended (the "Agreement"), between Borrower and Wells Fargo, successor in interest to WF Montana.

As of the date hereof, the Promissory Note dated as of January 5, 2001 (the "2001 Note"), made by Borrower, payable to the order of WF Montana, in the face amount of $3,000,000, shall be amended by changing all references in the 2001 Note to "Wells Fargo Bank Montana, National Association" to be references to "Wells Fargo Bank, National Association".

EXECUTED as of the date first above written

GEORESOURCES, INC.

By:  /s/  J.P. Vickers

President

WELLS FARGO BANK, NATIONAL

ASSOCIATION, successor in interest

to WELLS FARGO BANK MONTANA,

NATIONAL ASSOCIATION

By:  Tyler L. Nose

Commercial Loan Officer

EXHIBIT G

PROMISSORY NOTE

$3,000,000

March 22, 2004

Billings, Montana

FOR VALUE RECEIVED, GEORESOURCES, INC., a Co1orado corporation ("Borrower"), promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Payee"), the principal sum of $3,000,000, or such lesser amount as may be borrowed hereunder, together with interest on the outstanding unpaid balance of such principal amount at the rate provided below.

This Note is issued pursuant to, and is subject to the terms and provisions of, the Amended and Restated Secured Term Loan and Revolving Credit Agreement dated as of December 5, 1997, as amended (the "Credit Agreement"), between Borrower and Payee. Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein.

The outstanding principal amount of this Note shall be payable as provided in the Credit Agreement. The entire outstanding principal balance of this Note shall be due and payable on March 22, 2011 (unless payable sooner pursuant to the terms of the Credit Agreement) and shall bear interest initially at the fluctuating rate, adjustable the day of any change, equal to the annual rate publicly announced or published from time to time by Wells Fargo Bank, National Association as its "base" or "prime" rate, which may not be the lowest interest rate charged by Payee (the "Base Rate").

Interest shall accrue daily, shall be payable on the fifth day of each month, commencing April 5, 2004, and at the maturity of this Note.

All payments of principal and interest hereon shall be made at Payee's offices at 175 North 27th Street, Billings, Montana 59101 (or at such other place as Payee shall have designated to Borrower in writing) on the date due in immediately available funds and without set-off or counterclaim or deduction of any kind. All payments received hereunder shall be applied first to costs of collection, second to accrued interest as of the date of payment and third to the outstanding principal balance of this Note.

This Note is secured by, and the holder of this Note is entitled to the benefits of, the documents described in the Credit Agreement (the "Security Documents"). Reference is made to the Security Documents for a description of the property covered thereby and the rights, remedies and obligations of the holder hereof in respect thereto.

Subject to the expiration of any applicable period of grace provided for in the Credit Agreement, in the event of (a) any default in any payment of the principal of or interest on this Note when due and payable, or (b) any other Event of Default (as defined in the Credit Agreement), then the whole principal sum of this Note plus accrued interest and all other obligations of Borrower to holder, direct or indirect, absolute or contingent, now existing or hereafter arising, shall, at the option of Payee, become immediately due and payable, and any or all of the rights and remedies provided herein and in the Credit Agreement and the Security Documents, as they may be amended, c, modified or supplemented from time to time may be exercised by Payee.

If Borrower fails to pay any amount due under this Note and Payee has to take any action to collect the amount due or to exercise its rights under the security Documents, including without limitation retaining attorneys for collection of this Note, or if any suit or proceeding is brought for the recovery of all or any part of or for protection of the indebtedness or to foreclose the Security Documents or to enforce Payee's rights under the Security Documents, then Borrower agrees to pay on demand all reasonable costs and expenses of any such action to collect, suit or proceeding, or any appeal of any such suit or proceeding, incurred by Payee, including without limitation the reasonable fees and disbursements of Payee's attorneys and their staff.

Borrower waives presentment, notice of dishonor and protest, and assents to any extension of time with respect to any payment due under this Note, to any substitution or release of collateral and to the addition or release of any party, except as provided in the Credit Agreement. No waiver of any payment or other right under this Note shall operate as a waiver of any other payment or right.

If any provision in this Note shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality or enforceability of any defective provisions shall not be in any way affected or impaired in any other jurisdiction.

No delay or failure of the holder of this Note in the exercise of any right or remedy provided for hereunder shall be deemed a waiver of such right by the holder hereof, and no exercise of any right or remedy shall be deemed a waiver of any other right or remedy that the holder may have.

All notices given hereunder shall be given as provided in the Credit Agreement.

This Note is to be governed by and construed according to the laws of the State of Montana.

GEORESOURCES, INC.

By:  /s/  J. P. Vickers

J. P. Vickers

President